EXECUTION COPY



  AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED FOAMEX INTERNATIONAL GUARANTY


        This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED FOAMEX INTERNATIONAL GUARANTY, dated as of March 11, 1999 (this "Amendment"), amends in certain respects the Second Amended and Restated Foamex International Guaranty (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guaranty"), dated as of February 27, 1998, made by Foamex International Inc., a Delaware corporation (the "Guarantor"), in favor of Citicorp USA, Inc., as Collateral Agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties (as defined in the Guaranty), for the benefit of the Secured Parties, pursuant to that certain credit agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Foamex L.P. (the "Borrower"), FMXI, Inc., certain institutions party thereto from time to time as lenders (the "Lenders"), certain institutions party thereto from time to time as issuing banks, Citicorp USA, Inc., as collateral agent for the Lenders (the "Collateral Agent") and the issuing banks, and The Bank of Nova Scotia, as funding agent for the Lenders and the Issuing Banks (together with the Collateral Agent, the "Administrative Agents").

                              W I T N E S S E T H:

        WHEREAS, the Borrower and the Guarantor (which has executed this Amendment) have requested the undersigned, to amend the Guaranty as set forth herein. The Lenders party hereto have agreed to amend the Guaranty to accommodate the request of the Borrower and the Guarantor contained herein, subject to the terms set forth herein.

        NOW, THEREFORE, in consideration of the above recital of the Borrower, the Guarantor and the Collateral Agent agree as follows:

        SECTION 1. Defined Terms. Terms defined in the Guaranty and the Credit Agreement and not otherwise defined herein have the meanings given such terms in the Guaranty or the Credit Agreement, as the case may be.

        SECTION 2. Amendment to the Guaranty. The Guaranty is hereby amended as follows:

        2.1. Amendment to Section 4.1.1. The Borrower, the Guarantor and the Collateral Agent hereby agree to an amendment of clause (A)(iii) of Section
4.1.1 of the Guaranty by inserting the following language between the phrase "the proceeds of which shall be retained by the Guarantor" and the word "and":

               "or may be used by the Guarantor to repay indebtedness owed to Subsidiaries of the Guarantor".

        SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the "Effective Date"), provided, that the following conditions precedent have been satisfied (unless waived, or unless the deadline for delivery has been extended, by the Collateral Agent):

               (i) Documents. The Collateral Agent shall have received on or before the Effective Date all of the following in form and substance satisfactory to the Collateral Agent:

                      (a) this Amendment duly executed and in form and substance satisfactory to the Collateral Agent;

                      (b) Amendment No. 2 to the Foamex L.P. Credit Agreement,
               dated as of June 12, 1997, as amended and restated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Foamex L.P. ("Foamex" or the "Borrower"), FMXI, Inc. ("FMXI"), the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks, Citicorp USA, Inc. ("Citicorp") as collateral agent (the "Collateral Agent") and The Bank of Nova Scotia, as funding agent (the "Funding Agent", and together with the Collateral Agent, the "Administrative Agents"), duly executed and in form and substance satisfactory to the Administrative Agents; and

                      (c) such additional documentation as the Collateral Agent
               may reasonably request.

               (ii) Representations and Warranties. All of the representations and warranties contained in Article III of the Guaranty shall be true and correct in all material respects on and as of the Effective Date.

        SECTION 4. Representations and Warranties. The Guarantor hereby represents and warrants to the Lenders party hereto that (i) the execution, delivery and performance of this Amendment by the Guarantor are within the Guarantor=s corporate powers and have been duly authorized by all necessary corporate action, and (ii) this Amendment constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors= rights generally or by equitable principles generally.

        SECTION 5.  Reference to and Effect on the Loan Documents.

        5.1. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Guaranty to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Guaranty, shall mean and be a reference to the Guaranty as amended hereby.

        5.2. Except as specifically amended above, all of the terms of the Guaranty and all other Loan Documents shall remain unchanged and in full force and effect.

        5.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Collateral Agent under the Guaranty or any of the Loan Documents, nor constitute a waiver of any provision of the Guaranty or any of the Loan Documents.

        5.4. As of the Effective Date (after giving effect to this Amendment), the Guarantor is in compliance in all material respects with all applicable terms, conditions and covenants of the Guaranty.

        SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES.

        SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

        SECTION 9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.


                                   FOAMEX L.P.
                                   By:  FMXI, Inc., Its Managing General Partner


                                   By     /s/  Philip N. Smith, Jr.
                                     ------------------------------
                                     Name: Philip N. Smith, Jr.
                                     Title: Vice President

                                   FOAMEX INTERNATIONAL INC., as a guarantor


                                   By     /s/  Philip N. Smith, Jr.
                                     ------------------------------
                                     Name: Philip N. Smith, Jr.
                                     Title: Senior Vice President

                                   CITICORP USA, INC., as Collateral Agent


                                   By  /s/ Shapleigh B. Smith
                                     -----------------------------
                                     Name: Shapleigh B. Smith
                                     Title: Vice President